As filed with the Securities and Exchange Commission on December 3, 1997
                                                       Registration No. 333-

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              THOR INDUSTRIES, INC.
               (Exact Name of Issuer as specified in its charter)


          Delaware                                         93-0768752
 (State of other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)


                              419 West Pike Street
                           Jackson Center, Ohio 45334
                                 (937) 596-6849
                    (Address of principal executive offices)
                                 --------------

                              THOR INDUSTRIES, INC.
                              RESTRICTED STOCK PLAN
                            (Full title of the plan)
                                 --------------

                                Walter L. Bennett
                              Thor Industries, Inc.
                              419 West Pike Street
                           Jackson Center, Ohio 45334

                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (937) 596-6849



                                             CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                     Proposed                   Proposed
                                                     Maximum                    Maximum                   Amount of
Title of Shares           Amount to be            Offering Price                Aggregate               Registration
to be Registered           Registered               Per Share(1)                Offering Price(1)            Fee
-----------------------------------------------------------------------------------------------------------------------

Common Stock (par
value $.10 per            100,000 shares           $30.84                       $3,084,000              $935
Share)
=======================================================================================================================

(1)       Estimated  solely for the purpose of calculating the  registration  fee pursuant to Rule 457 of the Securities
          Act of 1933,  using  the  average  of the high and low  prices  reported  on the New York  Stock  Exchange  on
          November 25, 1997.


                                     PART I

Item 1.   PLAN INFORMATION.

          Not included pursuant to Form S-8 instructions.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not included pursuant to Form S-8 instructions.


                                     PART II

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          Thor Industries, Inc. (the "Company") hereby incorporates herein by reference the following documents:

          (1) The Company's annual report on form 10-K for the year ended July 31, 1997;

          (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the"Exchange Act"), on or after July 31, 1997; and

          (3) The description of the Company's Common Stock, $.10 par value per share, contained in the Form 8-A filed with the Securities and Exchange Commission (the "Commission") on August 8, 1986, and any report filed for the purpose of updating such description.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law grants each corporation organized under Delaware law, such as the Company, the power to indemnify its directors and officers in certain circumstances. The Company's By-laws and Restated Certificate of Incorporation provide for indemnification of directors and officers of the Company to the extent permitted by Section 145. Additionally, the By-laws provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for the breach of any fiduciary duty as director, except (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, as amended from time to time, or (d) for any transaction from which the director derived an improper personal benefit.

          Except to the extent hereinabove set forth, there is no Charter provision, By-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

Exhibit No.                                 Exhibit
-----------                                 -------

3.1 Restated Certificate of Incorporation of the Company dated December 18, 1986 (incorporated by reference to Exhibit 3 of the Company's Form S-8 registration statement, File No. 33-13827)

3.2 By-Laws of the Company (incorporated by reference to Exhibit 3 of the Company's Form S-8 registration statement, File No. 33-13827)

4.1       Restricted Stock Plan

23.1      Consent of Deloitte & Touche LLP, independent accountants

24.1      Power of Attorney (included on signature page of this Form S-8)

Item 9.   UNDERTAKINGS.

          (a)  The undersigned hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------   -------
information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public  policy  as  expressed  in  the  Act  and  is,  therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jackson Center, State of Ohio on this 26th day of November, 1997.


                                        THOR INDUSTRIES, INC.

                                        /s/ WADE F.B. THOMPSON
                                        ----------------------------------
                                        By:  Wade F.B. Thompson
                                             President, Chairman of the Board
                                             and Chief Executive Officer



                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of Thor Industries, Inc. hereby severally constitutes and appoints Wade F.B. Thompson and Peter B. Orthwein, and each of them severally, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and 'confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

         NAME              TITLE                             DATE
         ----              -----                             ----

/s/ WADE F.B. THOMPSON     President, Chairman of the Board  November 26, 1997
----------------------     and Chief Executive Officer
Wade F.B. Thompson


/s/ PETER B. ORTHWEIN      Vice Chairman, Treasurer and      November 26, 1997
---------------------      Director
Peter B. Orthwein


/s/ ALAN SIEGEL            Director                          November 26, 1997
---------------------
Alan Siegel


/s/ WILLIAM TOMSON         Director                          November 26, 1997
---------------------
William Tomson


/s/ WALTER L. BENNETT      Senior Vice President             November 26, 1997
---------------------      (Finance) and Secretary
Walter L. Bennett

                                INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.                        Exhibit
-----------                        -------

3.1 Restated Certificate of Incorporation of the Company dated December 18, 1986 (incorporated by reference to Exhibit 3 of the Company's Form S-8 registration statement, File No. 33-13827)

3.2 By-Laws of the Company (incorporated by reference to Exhibit 3 of the Company's Form S-8 registration statement, File No. 33-13827)

4.1            Restricted Stock Plan

23.1           Consent of Deloitte & Touche LLP, independent accountants

24.1           Power of Attorney (included on signature page of this Form S-8)